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                                                             EXHIBIT NO. 99.1(e)


                               MFS SERIES TRUST X

                           CERTIFICATION OF AMENDMENT
                           TO THE DECLARATION OF TRUST

                                  REDESIGNATION
                       OF CLASS P SHARES AS CLASS I SHARES


         The undersigned, being a majority of the Trustees of MFS Series Trust X (the "Trust"), a business trust organized under the laws of The Commonwealth of Massachusetts pursuant to an Amended and Restated Declaration of Trust dated January 18, 1995 as amended (the "Declaration"), acting pursuant to Section 6.10 of the Declaration, do hereby redesignate the shares previously designated as Class P shares of each series of the Trust as Class I shares.

         IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of this 18th day of December, 1996.



A. KEITH BRODKIN                    CHARLES W. SCHMIDT
---------------------------         ---------------------------
A. Keith Brodkin                    Charles W. Schmidt
76 Farm Road                        63 Claypit Hill Road
Sherborn, MA  01770                 Wayland, MA  01778



RICHARD B. BAILEY                   ARNOLD D. SCOTT
---------------------------         ---------------------------
Richard B. Bailey                   Arnold D. Scott
63 Atlantic Avenue                  20 Rowes Wharf
Boston, MA  02110                   Boston, MA  02110



PETER G. HARWOOD
---------------------------         ---------------------------
Peter G. Harwood                    Jeffrey L. Shames
211 Lindsay Pond Road               36 Lake Avenue
Concord, MA  01742                  Newton, MA  02159



J. ATWOOD IVES                      ELAINE R. SMITH
---------------------------         ---------------------------
J. Atwood Ives                      Elaine R. Smith
1 Bennington Road                   75 Scotch Pine Road
Lexington, MA  02173                Weston, MA  02193
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LAWRENCE T. PERERA                  DAVID B. STONE
---------------------------         ---------------------------
Lawrence T. Perera                  David B. Stone
18 Marlborough Street               282 Beacon Street
Boston, MA  02116                   Boston, MA  02116



WILLIAM J. POORVU
---------------------------
William J. Poorvu
975 Memorial Drive
Cambridge, MA  02138